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Exhibit 10(P)

AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT

        THIS AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated as of August 29, 2003, is made and entered into by and among WELLS FARGO FOOTHILL, INC., a California corporation ("Lender"), EARL SCHEIB, INC., a Delaware corporation ("Parent"), and EARL SCHEIB REALTY CORP., a California corporation ("ES Realty") (Parent and ES Realty are referred to hereinafter collectively, jointly and severally, as the "Borrower"). Capitalized terms used herein and not otherwise defined shall have the respective meanings ascribed to them in that certain Loan and Security Agreement entered into as of August 4, 2003 between Lender and Borrower (the "Original Agreement").

        WHEREAS, Lender and Borrower desire to enter into this Amendment to amend the Original Agreement as set forth herein, all in accordance with Sections 15 and 16.6 of the Original Agreement.

        NOW, THEREFORE, in consideration of the foregoing and of the mutual promises contained herein and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Lender and Borrower hereby amend the Original Agreement as follows:

        1.     Section 2.4. The following is hereby added as a new paragraph after the last sentence of Section 2.4 of the Original Agreement:

        "Lender and Borrower each acknowledge that the Overlap Letters of Credit (as defined below) are outstanding as of August 29, 2003. As a result, but for this paragraph, Lender and Borrower each acknowledge that an Overadvance would exist, and Borrower would be required to take certain actions and pay certain amounts to Lender pursuant to this Agreement. Accordingly, Lender and Borrower hereby agree that, notwithstanding any other provision of this Agreement, beginning August 29, 2003, and ending September 12, 2003, no Overadvance shall exist with respect to any amounts that would be deemed an Overadvance and would not otherwise exist if the Overlap Letters of Credit were not outstanding as of such date (an "Excused Overadvance"). In furtherance of this, Lender hereby excuses such Excused Overadvance, and acknowledges that Borrower shall not be required to take my actions, or make. any payments to Lender, with respect to the Excused Overadvance. Lender and Borrower each agree that no Overadvance existing as of September 13, 2003 or later (including, without limitation, an Overadvance relating to the Overlap Letters of Credit) shall be deemed an Excused Overadvance, and Borrower shall be required to take all actions, and pay all fees and other expenses related thereto.

        For purposes of this Section 2.4, the "Overlap Letters of Credit" shall mean the following letters of credit issued by City National Bank relating to the following insurance policies:

  •
  Letter of Credit in the amount of $1,400,000 relating to the workers compensation insurance policy for the claim year August 1, 2001 through July 31, 2002 from St. Paul Fire and Marine Insurance Co.

  •
  Letter of Credit in the amount of $600,000 relating to the workers compensation insurance policy for the claim year August 1, 2002 through July 31, 2003 from St, Paul Fire and Marine Insurance Co.

  •
  Letter of Credit in the amount of $91,500 relating to the workers compensation insurance policy for the claim years prior to August 1, 1998 from Liberty Mutual Insurance Co."

        2.     Reference to and Effect Upon the Amended Original Agreement. All of the provisions of this Amendment shall be deemed to be incorporated in, and made a part of, the Original Agreement; and the Original Agreement, as supplemented and amended by this Amendment, shall be read, taken and construed as one and the same agreement. Except as expressly modified herein, the Original Agreement shall remain in full force and effect and is hereby ratified.

        3.     Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California without regard to its conflict of laws.

        4.     Counterparts. This Amendment may be executed in any number of counterparts, or facsimile counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

        5.     Titles and Subtitles. The titles and subtitles used in this Amendment are used for convenience and are not to be considered in construing or interpreting this Amendment.

        IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed effective as of the day and year first written above,

BORROWER		LENDER
EARL SCHEIB, INC., a Delaware Corporation		WELLS FARGO FOOTHILL, INC., a California corporation

By:	/s/ CHARLES E. BARRANTES	By:	/s/ JIM FARNER
Title:	Chief Financial Officer	Title:	Vice President

EARL SCHEIB REALTY CORP., a California corporation

By:	/s/ CHARLES E. BARRANTES
Title:	Chief Financial Officer

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AMENDMENT NO. 1 TO LOAN AND SECURITY AGREEMENT